                                                                     EXHIBIT 2.1


                                    ALCATEL

                                 as "ALCATEL"


                                      and



                        NEWBRIDGE NETWORKS CORPORATION

                                as "NEWBRIDGE"




________________________________________________________________________________


                                MERGER AGREEMENT

                                February 22, 2000


________________________________________________________________________________

                               TABLE OF CONTENTS

                                                ARTICLE 1
                                             INTERPRETATION

Section 1.1   Definitions............................................................................    1
Section 1.2   Interpretation Not Affected by Headings, etc...........................................    9
Section 1.3   Currency...............................................................................    9
Section 1.4   Number, etc............................................................................    9
Section 1.5   Date For Any Action....................................................................    9
Section 1.6   Entire Agreement.......................................................................    9
Section 1.7   Schedules..............................................................................    9
Section 1.8   Accounting Matters.....................................................................   10
Section 1.9   Knowledge..............................................................................   10

                                              ARTICLE 2
                                          THE ARRANGEMENT

Section 2.1   Implementation Steps by NEWBRIDGE......................................................   10
Section 2.2   Implementation Steps by ALCATEL........................................................   11
Section 2.3   Interim Order..........................................................................   12
Section 2.4   Articles of Arrangement................................................................   12
Section 2.5   NEWBRIDGE Circular.....................................................................   13
Section 2.6   ALCATEL Circular.......................................................................   13
Section 2.7   Securities Compliance..................................................................   13
Section 2.8   Preparation of Filings, etc............................................................   14

                                              ARTICLE 3
                                    REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of NEWBRIDGE............................................   16
Section 3.2   Representations and Warranties of ALCATEL..............................................   31
Section 3.3   Survival...............................................................................   36

                                             ARTICLE 4
                                             COVENANTS

Section 4.1   Retention of Goodwill..................................................................   36
Section 4.2   Treatment of Options, Warrants, ESPP and KEEP..........................................   36
Section 4.3   Covenants of NEWBRIDGE.................................................................   36
Section 4.4   Covenants of ALCATEL...................................................................   41
Section 4.5   Covenants Regarding Non-Solicitation...................................................   44
Section 4.6   Notice by NEWBRIDGE of Superior Proposal Determination.................................   45
Section 4.7   Access to Information..................................................................   47
Section 4.8   Closing Matters........................................................................   47

                                      (i)

Section 4.9   Indemnification........................................................................   48
Section 4.10  Pooling of Interests Accounting........................................................   48
Section 4.11  Safe Income............................................................................   48

                                             ARTICLE 5
                                            CONDITIONS

Section 5.1   Mutual Conditions Precedent............................................................   49
Section 5.2   Additional Conditions Precedent to the Obligations of ALCATEL..........................   51
Section 5.3   Additional Conditions Precedent to the Obligations of NEWBRIDGE........................   52
Section 5.4   Notice and Cure Provisions.............................................................   53
Section 5.5   Satisfaction of Conditions.............................................................   54

                                             ARTICLE 6
                                     AMENDMENT AND TERMINATION

Section 6.1   Amendment..............................................................................   54
Section 6.2   Mutual Understanding Regarding Amendments..............................................   55
Section 6.3   Termination............................................................................   55
Section 6.4   Break and Other Fees; Option...........................................................   57
Section 6.5   Remedies...............................................................................   58

                                             ARTICLE 7
                                              GENERAL

Section 7.1   Notices................................................................................   58
Section 7.2   Assignment.............................................................................   59
Section 7.3   Binding Effect.........................................................................   60
Section 7.4   Waiver and Modification................................................................   60
Section 7.5   Further Assurances.....................................................................   60
Section 7.6   Expenses...............................................................................   60
Section 7.7   Consultation...........................................................................   61
Section 7.8   Governing Laws.........................................................................   61
Section 7.9   Time of Essence........................................................................   61
Section 7.10  Counterparts...........................................................................   61

                                     (ii)

                               MERGER AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the 22/nd/ day of February, 2000.

B E T W E E N :

     ALCATEL a corporation existing under the laws of France (hereinafter referred to as "ALCATEL")
                                    - and -

                        NEWBRIDGE NETWORKS CORPORATION

                a corporation existing under the laws of Canada
                   (hereinafter referred to as "NEWBRIDGE")

     THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

Section 1.1  Definitions.

     In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

     "1933 Act" means the United States Securities Act of 1933, as amended;

     "Acquisition Proposal" means any proposal or offer with respect to any merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid, purchase of all or any material assets of, or any purchase of more than 20% of the equity (or rights thereto) of, or similar transactions involving, NEWBRIDGE or any NEWBRIDGE Material Subsidiary, excluding the Arrangement;

     "affiliate" shall have the meaning ascribed thereto under the Securities
     Act;

     "ALCATEL Circular" means the circular to be sent to the ALCATEL Shareholders, including the notice of the ALCATEL Meeting and all appendices thereto, containing information relating to the transactions contemplated herein;

     "ALCATEL Material Subsidiary" means each subsidiary of ALCATEL the total assets of which constituted more than ten percent of the consolidated assets of ALCATEL or the total revenues of which constituted more than ten percent of the consolidated revenues of ALCATEL, in each case as set out in the financial statements of ALCATEL for the year ended December 31, 1999, and including each affiliate of ALCATEL that directly or indirectly holds an equity interest in each such subsidiary;

     "ALCATEL Meeting" means the ordinary general and extraordinary meeting of ALCATEL Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable laws to consider the ALCATEL Resolution as well as other matters to be considered at ALCATEL's 2000 ordinary general meeting;

     "ALCATEL ADRs" means the American Depositary Receipts of ALCATEL;

     "ALCATEL ADSs" means the American Depositary Shares of ALCATEL;

     "ALCATEL Shares" means the shares in the capital of ALCATEL, nominal value Euro 10 each;

     "ALCATEL Resolution" means the resolution of the ALCATEL Shareholders to increase the ALCATEL share capital in order to implement the Arrangement;

     "ALCATEL Shareholders" means the holders of ALCATEL Shares;

     "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
     Section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court;

     "Arrangement Resolution" means the special resolution of the NEWBRIDGE shareholders, to be substantially in the form and content of Schedule A annexed hereto;

     "Articles of Arrangement" means the articles of arrangement of NEWBRIDGE in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

     "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, New York City, New York and Paris, France other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario, in New York City, New York or in Paris, France under applicable laws;

     "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

     "Callco" or "ALCATEL Holdings" means an unlimited liability company to be incorporated under the laws of Nova Scotia and wholly-owned, as a first or second tier subsidiary, by ALCATEL;

     "COB" means the Commission des Operations de Bourse;

     "Confidentiality Agreement" means the confidentiality letter agreement dated December 7, 1999 between ALCATEL and NEWBRIDGE;

     "Court" means the Superior Court of Justice (Ontario);

     "Director" means the Director appointed pursuant to Section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

     "Dissenting Shareholder" has the meaning ascribed thereto in the Plan of Arrangement;

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

     "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

     "Environmental Laws" means all applicable Laws, including applicable common law, relating to the protection of the environment and public health and safety;

     "ERISA" has the meaning ascribed thereto in Section 3.1(l)(i);

     "Exchange Trust Agreement" means an agreement to be made between ALCATEL, NEWBRIDGE and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule E annexed hereto, with such changes thereto as the parties hereto, may agree.

     "Exchangeable Shares" means the non-voting exchangeable shares to be created in the capital of NEWBRIDGE, having substantially the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement;

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

     "Form F-3" has the meaning ascribed thereto in Section 2.7(4);

     "Form S-8" has the meaning ascribed thereto in Section 2.7(5);

     "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "holders" means, when used with reference to the NEWBRIDGE Common Shares, NEWBRIDGE Options or NEWBRIDGE Warrants, the holders thereof shown from time to time in the register maintained by or on behalf of NEWBRIDGE in respect of such securities and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of NEWBRIDGE in respect of the Exchangeable Shares;

     "including" means including without limitation;

     "Information" has the meaning ascribed thereto in Section 4.7(2);

     "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3;

     "Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the OSC, The Toronto Stock Exchange, the PSE, the NYSE, the SEC and the COB) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

     "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of NEWBRIDGE Common Shares, in the form accompanying the NEWBRIDGE Circular;

     "Material Adverse Change", when used in connection with ALCATEL or NEWBRIDGE, means any change, effect, event or occurrence with respect to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations of such party or those of its subsidiaries that is, or could reasonably be expected to be, material and adverse to such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (i) relating to the Canadian, United States, United Kingdom or French economies, political conditions or securities markets in general, or (ii) affecting the worldwide telecommunications equipment industry in general and which does not have a materially disproportionate impact on such party, or (iii) relating to any change in the trading price of the ALCATEL Shares or ALCATEL ADRs or the NEWBRIDGE Common Shares, respectively, either (A) related to the Arrangement or the announcement thereof, or (B) unrelated to any change, circumstance, effect, event or occurrence that is, or could reasonably be expected to be, material and adverse to such party and its subsidiaries taken as a whole;

     "Material Adverse Effect" when used in connection with ALCATEL or NEWBRIDGE, means any effect that is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations of such party and its subsidiaries taken as a whole, other than any effect (i) relating to the Canadian, United States, United Kingdom or French economies, political conditions or securities markets in general, or (ii) affecting the worldwide telecommunications equipment industry in general and which does not have a materially disproportionate impact on such party, or (iii) relating to any change in the trading price of the ALCATEL Shares or ALCATEL ADRs or the NEWBRIDGE Common Shares, respectively, either (A) related to the Arrangement or the announcement thereof, or (B) unrelated to any change, circumstance, effect, event or occurrence that is, or could reasonably be expected to be, material and adverse to such party and its subsidiaries taken as a whole;

     "material fact" shall have the meaning ascribed thereto under the Securities Act;

     "NEWBRIDGE Circular" means the notice of the NEWBRIDGE Meeting and accompanying management information circular, including all appendices thereto, to be sent to NEWBRIDGE Shareholders in connection with the NEWBRIDGE Meeting;

     "NEWBRIDGE Common Shares" means the common shares in the capital of NEWBRIDGE;

     "NEWBRIDGE Documents" has the meaning ascribed thereto in Section 3.1(m);

     "NEWBRIDGE Employee Stock Purchase Plan" means the share purchase plan for NEWBRIDGE employees, as amended to the date hereof;

     "NEWBRIDGE Key Employee Executive Plan" means the deferred compensation plan for NEWBRIDGE key executive employees, as amended to the date hereof;

     "NEWBRIDGE Material Subsidiary" means NEWBRIDGE LIMITED of England, NEWBRIDGE INC. of the U.S., and NEWBRIDGE (ASIA) LIMITED of Hong Kong;

     "NEWBRIDGE Meeting" means the special meeting of NEWBRIDGE Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

     "NEWBRIDGE Options" means the NEWBRIDGE Common Share purchase options granted under the NEWBRIDGE Stock Option Plan;

     "NEWBRIDGE Plans" has the meaning ascribed thereto in Section 3.1(l)(i);

     "NEWBRIDGE Preferred Shares" means the preferred shares in the capital of NEWBRIDGE;

     "NEWBRIDGE Shareholders" means the holders of NEWBRIDGE Common Shares, NEWBRIDGE Options and NEWBRIDGE Warrants;

     "NEWBRIDGE Stock Option Plan" means NEWBRIDGE's 1999 Key Employee Stock Option Plan, NEWBRIDGE's Consolidated Key Employee Stock Option Plan and Stanford Telecommunications, Inc.'s 1991 Stock Option Plan, in each case as amended to the date hereof;

     "NEWBRIDGE Warrants" means the 285,000 share purchase warrants of NEWBRIDGE exercisable between May 21, 2000 and May 21, 2004;

     "NYSE" means the New York Stock Exchange;

     "Option Agreement" means the option agreement attached as Schedule F hereto;

     "OSC" means the Ontario Securities Commission;

     "Outside Date" means, subject to Section 6.3(4), September 30, 2000 or such later date as may be mutually agreed by the parties;

     "PSE" means the Paris Bourse;

     "Person" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule B annexed hereto and any amendments or variations thereto made in accordance with Section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court;

     "Pre-Effective Date Period" shall mean the period from and including the date hereof to and including the Effective Time;

     "Publicly Disclosed by NEWBRIDGE" means disclosed by NEWBRIDGE in a public filing made by it with the OSC, The Toronto Stock Exchange, the NYSE or the SEC from January 1, 1998 to the date hereof;

     "Publicly Disclosed by ALCATEL" means disclosed by ALCATEL in a public filing made by it with the PSE, the COB, the NYSE or the SEC from January 1, 1998 to the date hereof;

     "Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Schedule C hereto;

     "Revised Options" has the meaning ascribed thereto in the Plan of Arrangement;

     "Representatives" has the meaning ascribed thereto in Section 4.7(1);

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate, and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

     "Superior Proposal" means any bona fide written Acquisition Proposal that in the good faith determination of the Board of Directors of NEWBRIDGE, after consultation with its financial advisors and with outside counsel (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, result in a transaction more favourable to the NEWBRIDGE shareholders from a financial point of view than the transaction contemplated by this Agreement;

     "Support Agreement" means an agreement to be made between ALCATEL, Callco and NEWBRIDGE substantially in the form and content of Schedule D annexed hereto, with such changes thereto as the parties hereto may agree;

     "Tax" and "Taxes" have the respective meanings ascribed thereto in Section 3.1(k) (iii);

     "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes; and

     "Trustee" means the trustee to be chosen by ALCATEL and NEWBRIDGE, acting reasonably, to act as trustee under the Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Exchange Trust Agreement.

Section 1.2  Interpretation Not Affected by Headings, etc.

     The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

Section 1.3  Currency.

     Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

Section 1.4  Number, etc.

     Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

Section 1.5  Date For Any Action.

     In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.6  Entire Agreement.

     This Agreement, the agreements and other documents herein referred to and the Confidentiality Agreement constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement.

Section 1.7  Schedules.

     The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

     Schedule A - Arrangement Resolution

     Schedule B - Plan of Arrangement
     Schedule C - Regulatory Approvals
     Schedule D - Support Agreement
     Schedule E - Exchange Trust Agreement
     Schedule F - Option Agreement

Section 1.8  Accounting Matters.

     Unless otherwise stated, all accounting terms used in this Agreement in respect of NEWBRIDGE shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of NEWBRIDGE required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and past practice. Unless otherwise stated, all accounting terms used in this Agreement in respect of ALCATEL shall have the meanings attributable thereto under French generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of ALCATEL shall be made in a manner consistent with French generally accepted accounting principles and past practice.

Section 1.9  Knowledge.

     Each reference herein to the knowledge of a party means, unless otherwise specified, the knowledge of such party's senior officers following due inquiry.

                                   ARTICLE 2
                                THE ARRANGEMENT

Section 2.1  Implementation Steps by NEWBRIDGE.

          NEWBRIDGE covenants in favour of ALCATEL that NEWBRIDGE shall:

     (a) subject to Section 2.5, as soon as reasonably practicable, apply in a manner acceptable to ALCATEL, acting reasonably, under Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

     (b) subject to Section 2.5, convene and hold the NEWBRIDGE Meeting for the purpose of considering the Arrangement Resolution (provided however that if there is another Acquisition Proposal to be considered at the NEWBRIDGE Meeting, the order of presentation, signage, proxy forms and other matters related thereto shall be acceptable to ALCATEL, acting reasonably);

     (c) subject to Section 5.4(2), except as required for quorum purposes, not postpone or cancel (or propose for adjournment, postponement or cancellation) the NEWBRIDGE Meeting without ALCATEL's prior written consent except as required by Laws or required by the NEWBRIDGE Shareholders;

     (d) at the request of ALCATEL, use commercially reasonable efforts to solicit from the NEWBRIDGE Shareholders proxies in favour of the approval of the Arrangement Resolution and to take all other action that is necessary or desirable to secure the approval of the Arrangement Resolution by the NEWBRIDGE Shareholders, except to the extent that the Board of Directors has changed its recommendation in accordance with the terms of this Agreement (and subject in all cases to Section 6.4 hereof);

     (e) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

     (f) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement; and

     (g) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favour, execute the Support Agreement and the Exchange Trust Agreement.

Section 2.2  Implementation Steps by ALCATEL.

          ALCATEL covenants in favour of NEWBRIDGE that ALCATEL shall:

     (a) subject to Section 2.6, convene and hold the ALCATEL Meeting at the same time as its 2000 ordinary general meeting would otherwise have been held for the purpose of considering the ALCATEL Resolution (and for any other proper purpose as may be set out in the notice for such meeting), and such meeting shall be held on or before May 31, 2000;

     (b) subject to Section 5.4(2), except as required for quorum purposes, not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the ALCATEL Meeting without NEWBRIDGE's prior written consent except as required by Laws or required by the ALCATEL Shareholders;

     (c) subject to their fiduciary duties, ALCATEL directors and officers shall not make a negative recommendation in the ALCATEL Circular with respect to the ALCATEL Resolution;

     (d)  incorporate and organize Callco;

     (e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favour, ALCATEL shall (and shall cause Callco to) execute and deliver the Support Agreement; and

     (f) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favour, ALCATEL shall (and shall cause Callco to) execute and deliver the Exchange Trust Agreement.

Section 2.3  Interim Order.

     The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide:

     (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the NEWBRIDGE Meeting and for the manner in which such notice is to be provided;

     (b) that the requisite approval for the Arrangement Resolution shall be 66/2//\\3\\% of the votes cast on the Arrangement Resolution by NEWBRIDGE Shareholders present in person or by proxy at the NEWBRIDGE Meeting (such that each holder of NEWBRIDGE Common Shares is entitled to one vote for each NEWBRIDGE Common Share held and each holder of NEWBRIDGE Options and NEWBRIDGE Warrants is entitled to the number of votes represented by the number of NEWBRIDGE Common Shares into which such holder's NEWBRIDGE Option or NEWBRIDGE Warrants is convertible, rounded down to the nearest whole number of NEWBRIDGE Common Shares and without regard to vesting requirements, if any);

     (c) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of NEWBRIDGE, including quorum requirements and all other matters, shall apply in respect of the NEWBRIDGE Meeting; and

     (d)  for the grant of the Dissent Rights.

Section 2.4  Articles of Arrangement.

     The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement, as a result of which, among other things, each holder of NEWBRIDGE Common Shares will be entitled to receive either 0.81 Exchangeable Shares or 0.81 ALCATEL ADSs (evidenced by ALCATEL ADRs) at the option of the holder.

Section 2.5  NEWBRIDGE Circular.

     As promptly as reasonably practicable after the execution and delivery of this Agreement, NEWBRIDGE shall complete the NEWBRIDGE Circular together with any other documents required by the Securities Act or other applicable Laws in connection with the Arrangement, and as promptly as practicable after the execution and delivery of this Agreement, NEWBRIDGE shall, unless otherwise agreed by the parties and subject to the contemporaneous mailing of the ALCATEL Circular, cause the NEWBRIDGE Circular and other documentation required in connection with the NEWBRIDGE Meeting to be sent to each NEWBRIDGE Shareholder and filed as required by the Interim Order and applicable Laws.

Section 2.6  ALCATEL Circular.

     ALCATEL shall, subject to the obtaining of required Regulatory Approvals in connection with sending the ALCATEL Circular, complete the ALCATEL Circular together with any other documents required by the PSE or applicable Laws in connection with the ALCATEL Meeting and shall, subject to the contemporaneous mailing of the NEWBRIDGE Circular or as otherwise agreed by the parties, cause the ALCATEL Circular and other documentation required in connection with the ALCATEL Meeting to be sent to each ALCATEL Shareholder as required by applicable Laws.

Section 2.7  Securities Compliance.

(1) ALCATEL shall use its reasonable best efforts to obtain all orders required from the applicable Canadian securities regulatory authorities to permit the issuance and first resale of (a) the Exchangeable Shares issued pursuant to the Arrangement, and (b) the ALCATEL ADSs provided from time to time upon exchange of the Exchangeable Shares, in each case without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of ALCATEL or NEWBRIDGE for purposes of Canadian federal, provincial or territorial securities Laws) (for greater certainty, in each case without affecting the need to comply with applicable United States, French or other Laws).

(2) Each of ALCATEL and NEWBRIDGE shall use its reasonable best efforts to obtain the approval of The Toronto Stock Exchange for the listing of the Exchangeable Shares.

(3) ALCATEL shall use its reasonable best efforts to obtain the approval of the COB and the PSE for the listing of the ALCATEL Shares to be issued in connection with the Arrangement.

(4) ALCATEL shall use its reasonable best efforts to obtain the approval of the NYSE for the listing of the ALCATEL ADRs and the ALCATEL ADSs to be provided from time to time upon exchange of the Exchangeable Shares or the exercise of the NEWBRIDGE Options or the NEWBRIDGE Warrants.

(5) As promptly as practicable after the date hereof but in no event later than March 24, 2000, ALCATEL shall file a registration statement on Form F-3 (or other applicable form) (the "Form F-3") in order to register under the 1933 Act the ALCATEL ADSs to be provided from time to time after the Effective Time upon exchange of the Exchangeable Shares, and shall use its reasonable efforts to cause the Form F-3 to become effective and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding.

(6) Within 10 days after or if necessary before the Effective Date, ALCATEL shall file a registration statement on Form S-8 (or other applicable form) (the "Form S-8") in order to register under the 1933 Act those ALCATEL ADSs to be distributed from time to time after the Effective Time upon the exercise of the Revised Options.

Section 2.8  Preparation of Filings, etc.

(1) ALCATEL and NEWBRIDGE shall use their reasonable best efforts to cooperate in the preparation, seeking and obtaining of all circulars, filings, consents, Regulatory Approvals and other approvals and other matters in connection with this Agreement and the Arrangement, provided, however, that, with respect to Canadian or U.S. federal, provincial, state or territorial qualifications, ALCATEL shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where it is not now so subject, except as to matters and transactions arising solely from the exchange of the Exchangeable Shares and the provision and listing of the ALCATEL ADSs and the ALCATEL ADRs.

(2) Each of ALCATEL and NEWBRIDGE shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Sections 2.5, 2.6 and 2.7 and the foregoing provisions of this
     Section 2.8, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

(3) ALCATEL and NEWBRIDGE shall each promptly notify the other if at any time before the Effective Time it becomes aware that the NEWBRIDGE Circular or the ALCATEL Circular, an application for an order or any other document described in Section 2.7 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the NEWBRIDGE Circular or the ALCATEL Circular or such application or other document. In any such event, ALCATEL and NEWBRIDGE shall cooperate in the preparation of a supplement or amendment to the NEWBRIDGE Circular or the ALCATEL Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of ALCATEL or NEWBRIDGE and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

(4) NEWBRIDGE shall ensure that the NEWBRIDGE Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the NEWBRIDGE Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by ALCATEL or any third party that is not an affiliate of NEWBRIDGE). Without limiting the generality of the foregoing, NEWBRIDGE shall ensure that the NEWBRIDGE Circular provides holders of NEWBRIDGE Common Shares with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the NEWBRIDGE Meeting, and ALCATEL shall provide all information regarding it necessary to do so.

(5) ALCATEL shall ensure that the ALCATEL Circular and that the Form F-3 and Form S-8 comply with all applicable Laws and, without limiting the generality of the foregoing, that the ALCATEL Circular and such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by NEWBRIDGE or any third party that is not an affiliate of ALCATEL). Without limiting the generality of the foregoing, ALCATEL shall ensure that the ALCATEL Circular provides ALCATEL Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the ALCATEL Meeting, and NEWBRIDGE shall provide all information regarding it necessary to do so.

(6) NEWBRIDGE shall, at least 45 days prior to the date of the NEWBRIDGE Meeting, deliver to ALCATEL a list reasonably satisfactory to ALCATEL setting forth the names and addresses of all Persons who are at the time "affiliates" of NEWBRIDGE for purposes of Rule 145 under the 1933 Act. NEWBRIDGE shall furnish such information and documents as ALCATEL may reasonably request for the purpose of reviewing such list, and NEWBRIDGE shall, without expending any moneys or other consideration, use its reasonable best efforts to cause each Person who is identified as an affiliate on such list to execute a written agreement at least 30 days prior to the date of the NEWBRIDGE Meeting in a form acceptable to ALCATEL and NEWBRIDGE, acting reasonably, related to the applicable resale restrictions of Rule 145.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of NEWBRIDGE.

          NEWBRIDGE represents and warrants to and in favour of ALCATEL, as follows and acknowledges that ALCATEL is relying upon such representations and warranties in connection with the matters contemplated by this
     Agreement:

     (a)  Organization.

     Each of NEWBRIDGE and the NEWBRIDGE Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. The only material subsidiaries of NEWBRIDGE are the Material Subsidiaries. All of the outstanding shares and other ownership interests of the NEWBRIDGE Material Subsidiaries which are held directly or indirectly by NEWBRIDGE are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by NEWBRIDGE, free and clear of all material liens, claims or encumbrances, except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or pursuant to restrictions on transfers contained in articles or similar documents, and except as aforesaid there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the NEWBRIDGE Material Subsidiaries. NEWBRIDGE has disclosed in writing to ALCATEL in a form acceptable to ALCATEL the names and jurisdictions of incorporation of each of the NEWBRIDGE Material Subsidiaries.

     (b) Capitalization. The authorized capital of NEWBRIDGE consists of an unlimited number of NEWBRIDGE Common Shares and an unlimited number of NEWBRIDGE Preferred Shares, issuable in Series, including the Series A NEWBRIDGE Preferred Shares. As of the date hereof, there are 181,824,826 NEWBRIDGE Common Shares (and no more) and no NEWBRIDGE Preferred Shares issued and outstanding. In addition, as at the date hereof, options to acquire an aggregate of not more than 32,916,053 NEWBRIDGE Common Shares are granted and outstanding under the NEWBRIDGE Stock Option Plan, rights to acquire not more than 7,500 NEWBRIDGE Common Shares are granted and outstanding under the NEWBRIDGE Employee Stock Purchase Plan and rights to acquire 285,000 NEWBRIDGE Common Shares are granted and outstanding under the NEWBRIDGE Warrants (and, in each case, no more). No awards have been or will be made under the NEWBRIDGE Key Employee Executive Plan. Except as described in the preceding sentences of this Section 3.1(b) and in Section 3.1(a), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating NEWBRIDGE or any NEWBRIDGE Material Subsidiary to issue or sell any shares of NEWBRIDGE or any of the NEWBRIDGE Material Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of NEWBRIDGE or any NEWBRIDGE Material Subsidiary. All outstanding NEWBRIDGE Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. Except as described in the preceding sentences of this Section 3.1(b), there are no outstanding bonds, debentures or other evidences of indebtedness of

          NEWBRIDGE or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the NEWBRIDGE Common Shares on any matter. Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, there are no outstanding contractual obligations of NEWBRIDGE or any of the NEWBRIDGE Material Subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of the NEWBRIDGE Material Subsidiaries.

     (c)  Authority and No Violation.

          (i) NEWBRIDGE has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by NEWBRIDGE and the consummation by NEWBRIDGE of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby, other than:

                 (A) with respect to the NEWBRIDGE Meeting, the NEWBRIDGE Circular and other matters relating solely thereto, the approval of the Board of Directors of NEWBRIDGE; and

                 (B) with respect to the completion of the Arrangement, the requisite approval of the NEWBRIDGE Shareholders.

          (ii) This Agreement has been duly executed and delivered by NEWBRIDGE and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

          (iii) The Board of Directors of NEWBRIDGE has (A) determined as of the date hereof unanimously that the Arrangement is fair to the holders of the NEWBRIDGE Common Shares and is in the best interests of NEWBRIDGE, (B) received an opinion from Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement, the consideration offered to NEWBRIDGE Shareholders pursuant to the Arrangement is fair from a financial point of view to the NEWBRIDGE Shareholders, and (C) determined as of the date hereof to unanimously recommend that the NEWBRIDGE Shareholders vote in favour of the Arrangement. NEWBRIDGE's directors have advised NEWBRIDGE that, as of the date hereof, they intend to vote NEWBRIDGE Common Shares and NEWBRIDGE Options held by them in favour of the Arrangement and (except with respect to Mr. Matthews, unless the Board of Directors of NEWBRIDGE shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to ALCATEL its approval or recommendation of this Agreement or the Arrangement or shall have approved or recommended any unsolicited Superior Proposal in accordance with Section 4.6) will so represent in the NEWBRIDGE Circular. NEWBRIDGE is not subject to a shareholder rights plan or "poison pill" or similar plan.

          (iv) The approval of this Agreement, the execution and delivery by NEWBRIDGE of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL:

                 (A) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                      (I) its or any NEWBRIDGE Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement;

                      (II) any Laws, judgement or decree (subject to obtaining the Regulatory Approvals relating to NEWBRIDGE), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgement or decree would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE; or

                      (III) except as would not, individually or in the aggregate, have a Material Adverse Effect on

                             NEWBRIDGE, any contract, agreement, license, franchise or permit to which NEWBRIDGE or any subsidiary is party or by which it is bound or subject or is the beneficiary;

                 (B) give rise to any right of termination or acceleration of indebtedness of NEWBRIDGE or any subsidiary, or cause any such indebtedness to come due before its stated maturity, or cause any available credit of NEWBRIDGE or any subsidiary to cease to be available, other than as would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE;

                 (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any NEWBRIDGE Material Subsidiary; or

                 (D) except as would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE, restrict, hinder, impair or limit the ability of NEWBRIDGE or any NEWBRIDGE Material Subsidiary to carry on the business of NEWBRIDGE or any NEWBRIDGE Material Subsidiary as and where it is now being carried on.

                 No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by NEWBRIDGE and its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by NEWBRIDGE of the transactions contemplated hereby other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Director under the CBCA, (D) the Regulatory Approvals relating to NEWBRIDGE and (E) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which have been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or which, if not obtained, would, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE.

     (d) No Defaults. Subject to obtaining the Regulatory Approvals relating to NEWBRIDGE and except as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, neither

          NEWBRIDGE nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would have a Material Adverse Effect on NEWBRIDGE.

     (e) Absence of Certain Changes or Events. Except as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or Publicly Disclosed by NEWBRIDGE, from April 30, 1999 through to the date hereof, each of NEWBRIDGE and the NEWBRIDGE Material Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i)    a Material Adverse Change with respect to NEWBRIDGE;

          (ii) any damage, destruction or loss not fully covered by insurance that could reasonably be expected to have a Material Adverse Effect on NEWBRIDGE;

          (iii) any redemption, repurchase or other acquisition of NEWBRIDGE Common Shares by NEWBRIDGE or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to NEWBRIDGE Common Shares;

          (iv) any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

          (v) any material increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

          (vi) any acquisition or sale of its property or assets aggregating 10% or more of NEWBRIDGE's total consolidated property and assets as at April 30, 1999 other than in the ordinary and regular course of business consistent with past practice;

          (vii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation that could reasonably be expected to have a Material Adverse Effect on NEWBRIDGE;

          (viii) any resolution to approve a split, consolidation or reclassification of any of its outstanding shares;

          (ix) any material change in its accounting methods, principles or practices;

          (x) any guarantee of the payment of material indebtedness or any incurrence of material indebtedness for money borrowed or any issue or sale of any debt securities except in the ordinary and regular course of business consistent with past practice; or

          (xi) except in the usual, ordinary and regular course of business and consistent with past practice: (A) any satisfaction or settlement of any claims or liabilities prior to the same being due, which were, individually or in the aggregate, material; or
                 (B) any grant of any waiver, exercise of any option or relinquishment of any contractual rights which were, individually or in the aggregate, material.

     (f)  Employment Matters.

          (i) Except as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, neither NEWBRIDGE nor any NEWBRIDGE Material Subsidiary is a party to any agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any director or officer, other than any common law obligations of reasonable notice of termination or pay in lieu thereof and any statutory obligations.

          (ii) Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, NEWBRIDGE or its subsidiaries are not subject to any collective bargaining agreements, and there are no current, pending or, to the knowledge of NEWBRIDGE, threatened strikes or lockouts at NEWBRIDGE or any NEWBRIDGE Material Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE.

          (iii) Neither NEWBRIDGE nor any NEWBRIDGE Material Subsidiary is subject to any litigation, actual or, to the knowledge of NEWBRIDGE, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on NEWBRIDGE.

          (iv) NEWBRIDGE and all NEWBRIDGE Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or, to the knowledge of NEWBRIDGE, threatened proceedings before any board or tribunal with respect to any of the above areas, other than as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or where the failure to so operate or such proceedings would, individually or in the aggregate, not have a Material Adverse Effect on NEWBRIDGE.

          (v) Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, there are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of NEWBRIDGE or any NEWBRIDGE Material Subsidiary.

     (g) Financial Statements; Contingent Liabilities. The audited consolidated financial statements for NEWBRIDGE as at and for each of the 12-month periods ended on or about April 30, 1999, 1998 and 1997 and the unaudited consolidated financial statements for the 3-month and 6-month periods ended July 31 and October 31, 1999 have been prepared in accordance with Canadian generally accepted accounting principles (subject, in the case of such unaudited financial statements, to the absence of notes and to usual and non-material year-end adjustments), and such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of NEWBRIDGE and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of such unaudited financial statements, to usual and non-material year-end adjustments. Such financial statements have also been reconciled to U.S. generally accepted accounting principles in accordance with the applicable requirements of the SEC. The financial results for the 9-month period ended January 31, 2000 present fairly, in all material respects, the consolidated financial position and results of operations of NEWBRIDGE at the date thereof and for the period covered thereby. Except as set forth in the NEWBRIDGE Documents filed prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the NEWBRIDGE Documents, neither NEWBRIDGE nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on NEWBRIDGE.

     (h) Books and Records. The financial books, records and accounts of NEWBRIDGE and its subsidiaries, in all material respects, (i) have been maintained in accordance with Canadian generally accepted accounting principles on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of NEWBRIDGE and its subsidiaries and (iii) accurately and fairly reflect the basis for the NEWBRIDGE consolidated financial statements. NEWBRIDGE's and the NEWBRIDGE Material Subsidiaries' corporate minute books contain minutes of all meetings and resolutions of the directors and shareholders held, and full access thereto has been provided to ALCATEL (except that only draft minutes have been made available in respect of the November 18, 1999 and February 21/22, 2000 board meetings).

     (i) Litigation, Etc. Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or Publicly Disclosed by NEWBRIDGE, there is no claim, action, proceeding or investigation pending or, to the knowledge of NEWBRIDGE, threatened against NEWBRIDGE or any NEWBRIDGE Material Subsidiary before any court or Governmental Entity that would reasonably be expected to have a Material Adverse Effect on NEWBRIDGE or to prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither NEWBRIDGE nor any NEWBRIDGE Material Subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgement, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on NEWBRIDGE or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Except as has been set forth in writing previously by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, to their knowledge, NEWBRIDGE and the NEWBRIDGE

          Material Subsidiaries are not subject to any warranty, negligence, performance or other claims or disputes or potential claims or disputes in respect of products or services currently being delivered or previously delivered, and to their knowledge there are no events or circumstances which could reasonably be expected to give rise to any such claims or disputes or potential claims or disputes, in each case which could reasonably be expected to have a Material Adverse Effect on NEWBRIDGE.

     (j) Environmental. Except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on NEWBRIDGE or except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL:

          (i) all operations of NEWBRIDGE and its subsidiaries have been conducted, and are now, in compliance with all Environmental Laws; and

          (ii) to its knowledge, neither NEWBRIDGE nor any Material Subsidiary is subject to:

               (A) any Environmental Law which requires or may require any material work, repairs, construction, change in business practices or operations, or expenditures; or

               (B) any written demand or written notice with respect to a breach of or liability under any Environmental Laws applicable to NEWBRIDGE or any NEWBRIDGE Material Subsidiary.

     (k) Tax Matters. Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL:

          (i) NEWBRIDGE and each of the NEWBRIDGE Material Subsidiaries have filed, or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects), except those in respect of which the failure to file which would not have a Material Adverse Effect on NEWBRIDGE, and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and NEWBRIDGE's most recently published financial statements contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. NEWBRIDGE and each of the NEWBRIDGE Material Subsidiaries have made adequate provision in accordance with Canadian generally accepted accounting principles in their books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

          (ii) Neither NEWBRIDGE nor any NEWBRIDGE Material Subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, and no waivers of statutes of limitations, or objections to any assessments or reassessments, have been given or requested or made with respect to NEWBRIDGE or any NEWBRIDGE Material Subsidiary. All liability of NEWBRIDGE and the NEWBRIDGE Material Subsidiaries for income taxes has been assessed for all fiscal years up to and including the fiscal year ended April 30, 1990. Neither NEWBRIDGE nor any NEWBRIDGE Material Subsidiary has received any written notice from any taxing authority to the effect that any Tax Return is being examined. To the best of the knowledge of NEWBRIDGE, there are no proposed in writing (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due and payable. Neither NEWBRIDGE nor any of the NEWBRIDGE Material Subsidiaries is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person (other than NEWBRIDGE or any of its subsidiaries) pursuant to which NEWBRIDGE or any of the NEWBRIDGE Material Subsidiaries has or could have any material liabilities in respect of Taxes, other than any liability arising under an agreement providing for the sale or other disposition of property by NEWBRIDGE or any of the NEWBRIDGE Material Subsidiaries. Neither NEWBRIDGE nor any NEWBRIDGE Material Subsidiary has received a refund of any Taxes to which it was not entitled.

          (iii) "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity or for which such entity is responsible, and any interest, penalties, additional taxes, additions to tax or other amounts imposed with respect to the foregoing.

          (iv) For purposes of this Section 3.1(k), the term "material amount of Taxes" shall mean an amount of Taxes that is material to NEWBRIDGE and its subsidiaries taken as a whole.

     (l)  Pension and Employee Benefits.

          (i) NEWBRIDGE has made available to ALCATEL a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock option, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained by NEWBRIDGE and/or any NEWBRIDGE Material Subsidiary (collectively referred to as the "NEWBRIDGE Plans"). NEWBRIDGE has previously delivered to ALCATEL in a form acceptable to ALCATEL a statement as to which of the NEWBRIDGE Plans constitute "employee pension benefit plans" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA).

          (ii) To NEWBRIDGE's knowledge, no step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any NEWBRIDGE Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, penalties or levies under applicable Laws. To NEWBRIDGE's knowledge, there are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the NEWBRIDGE Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on NEWBRIDGE.

          (iii) NEWBRIDGE has made available to ALCATEL true, correct and complete copies of all of the material NEWBRIDGE Plans (or, in the case of any material unwritten NEWBRIDGE Plan, a description thereof) together with funding agreements, actuarial reports, funding and financial information returns and statements with respect to each NEWBRIDGE Plan, and current plan summaries, booklets and personnel manuals. NEWBRIDGE has made available to ALCATEL a true and complete copy of the most recent report filed with applicable Governmental Entities with respect to each NEWBRIDGE Plan in respect of which such a report was required.

          (iv) Other than as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, all of the NEWBRIDGE Plans are in compliance in all material respects with all applicable Laws and their terms, and all of the NEWBRIDGE Plans are fully insured or fully funded.

          (v) None of the NEWBRIDGE Plans is a "multi-employer plan" within the meaning of ERISA, nor has NEWBRIDGE or any NEWBRIDGE Material Subsidiary been obligated to contribute to any such multi-employer plan at any time within the past five years.

          (vi) Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, the entry into or performance by NEWBRIDGE of this Agreement and the completion of the Arrangement and the transactions contemplated thereby will not result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of NEWBRIDGE or any NEWBRIDGE Material Subsidiary, or increase any benefits otherwise payable under any NEWBRIDGE Plan or result in the acceleration of time of payment or vesting of any such benefits.

     (m) Reports. NEWBRIDGE has filed with the OSC and/or with the SEC and/or with the NYSE true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1998 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "NEWBRIDGE Documents"). The NEWBRIDGE Documents at the time filed (i) did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities Laws. NEWBRIDGE has not filed any confidential material change report with the OSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

     (n) Compliance with Laws. Except as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or Publicly Disclosed by NEWBRIDGE, NEWBRIDGE and the NEWBRIDGE Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgements and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE. Without limiting the generality of the foregoing, all securities of NEWBRIDGE (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (o) Restrictions on Business Activities. Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL or Publicly Disclosed by NEWBRIDGE, there is no agreement, judgement, injunction, order or decree binding upon NEWBRIDGE or any subsidiary or affiliate that has or could reasonably be expected to have the effect of prohibiting, restricting or impairing any business practice of NEWBRIDGE or any subsidiary or affiliate, any acquisition of property by NEWBRIDGE or any subsidiary or affiliate or the conduct of business by NEWBRIDGE or any subsidiary or affiliate as currently conducted (including following the Arrangement) other than such agreements, judgements, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE.

     (p) Property. Except as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, NEWBRIDGE and each NEWBRIDGE Material Subsidiary have good and sufficient title to the real property interests, including fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by NEWBRIDGE or such NEWBRIDGE Material Subsidiary, necessary to permit the operation of its businesses as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on NEWBRIDGE. NEWBRIDGE is not a party to, or under any agreement to become a party to, any lease with respect to real property which if terminated could reasonably be expected to have a Material Adverse Effect on NEWBRIDGE.

     (q) Licences, Etc. Except as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, NEWBRIDGE and each NEWBRIDGE Material Subsidiary owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on NEWBRIDGE.

     (r) Registration Rights. No holder of securities issued by NEWBRIDGE has any right to compel NEWBRIDGE to register or otherwise qualify such securities for public sale in Canada or the United States.

     (s) Intellectual Property. NEWBRIDGE has set forth in writing in a form acceptable to ALCATEL a complete and accurate list of all registered trade-marks, service marks, copyrights, industrial designs, patents, design patents and all applications therefor of NEWBRIDGE or its subsidiaries ("NEWBRIDGE IP"). Except as disclosed in writing in a form acceptable to ALCATEL, none of NEWBRIDGE nor its subsidiaries has received written notice or is aware that its use of NEWBRIDGE IP infringes upon or breaches the industrial or intellectual property rights of any other Person in any material respect. Except as disclosed in writing in a form acceptable to ALCATEL, NEWBRIDGE has not commenced legal proceedings relating to an infringement by any Person of the NEWBRIDGE IP. NEWBRIDGE, to its knowledge, has or has rights to use all of the intellectual property necessary to conduct the business of NEWBRIDGE as currently carried on except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on NEWBRIDGE.

     (t) Non-Arm's Length Transactions. Except as has been set forth in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL, there are no material contracts, commitments, agreements, arrangements or other transactions between NEWBRIDGE or any of its subsidiaries, on the one hand, and any (i) officer or director of NEWBRIDGE or any of its subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of NEWBRIDGE or (iii) affiliate of any such officer, director or beneficial owner, on the other hand.

     (u) Insurance. NEWBRIDGE has provided or made available to ALCATEL true, correct and complete copies of all material policies of insurance to which each of NEWBRIDGE and its subsidiaries are a party or are a beneficiary or named insured. NEWBRIDGE and its subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of NEWBRIDGE and its subsidiaries (taking into account the cost and availability of such insurance).

Section 3.2  Representations and Warranties of ALCATEL.

          ALCATEL represents and warrants to and in favour of NEWBRIDGE as follows and acknowledges that NEWBRIDGE is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Organization. ALCATEL has been duly incorporated or formed under applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares and other ownership interests of the ALCATEL Material Subsidiaries which are held directly or indirectly by ALCATEL are owned directly or indirectly by ALCATEL, free and clear of all material liens, claims or encumbrances, except as has been set forth in writing by ALCATEL to NEWBRIDGE in a form acceptable to NEWBRIDGE or pursuant to restrictions on transfers contained in articles or similar documents.

     (b) Capitalization. The issued capital of ALCATEL consists of 206,648,635 ALCATEL Shares, Euro 10 nominal value each, as at the date hereof. There are warrants, options or other rights to acquire from treasury not more than 3,000,000 ALCATEL Shares outstanding as at December 31, 1999.

     (c)  Authority and No Violation.

          (i) ALCATEL has the requisite corporate power and authority to enter into this Agreement, the Support Agreement and the Exchange Trust Agreement and to perform its obligations hereunder and thereunder. The consummation by ALCATEL of the transactions contemplated by this Agreement has been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, the Support Agreement and the Exchange Trust Agreement or the transactions contemplated hereby or thereby, other than:

               (A) With respect to the ALCATEL Meeting, the ALCATEL Circular and other matters relating solely thereto, the approval of the Board of Directors of ALCATEL (and the COB); and

               (B)  The approval of the ALCATEL Shareholders.

          (ii) This Agreement has been duly executed and delivered by ALCATEL and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity. Each of the Support Agreement and the Exchange Trust Agreement will be duly executed and delivered by each of ALCATEL and its subsidiaries who will be party thereto and, when so executed and delivered, will constitute their respective legal, valid and binding obligations, enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

          (iii) The approval of this Agreement, the Support Agreement and the Exchange Trust Agreement, the execution and delivery by ALCATEL and each of its subsidiaries who will be party thereto of this Agreement, the Support Agreement and the Exchange Trust Agreement and the performance by each of them of their respective obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

                 (A) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                      (I) its certificate of incorporation, articles, by-laws or other charter documents;

                      (II) any Laws, judgement or decree (subject to obtaining
                           the Regulatory Approvals relating to ALCATEL), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgement or decree would not, individually or in the aggregate, have a Material Adverse Effect on ALCATEL;

                 (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on ALCATEL, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any ALCATEL Material Subsidiary; or

                 (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on ALCATEL, restrict, hinder, impair or limit the ability of ALCATEL or any ALCATEL Material Subsidiary to carry on business of ALCATEL or any ALCATEL Material Subsidiary as and where it is now being carried on.

                 No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by ALCATEL in connection with the execution and delivery of this Agreement, the Support Agreement and the Exchange Trust Agreement or the consummation by ALCATEL of the transactions contemplated hereby or thereby other than (A) the Regulatory Approvals relating to ALCATEL, (B) any filings required in connection with the creation and issue of the ALCATEL ADSs, and (C) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which have been set forth in writing by ALCATEL to NEWBRIDGE in a form acceptable to NEWBRIDGE or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on ALCATEL.

     (d) Absence of Certain Changes or Events; No Defaults. Except as Publicly Disclosed by ALCATEL, since December 31, 1999 through to the date hereof ALCATEL and each ALCATEL Material Subsidiary has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i)    a Material Adverse Change with respect to ALCATEL; or

          (ii) any material change in its accounting methods, principles or practices.

          Subject to obtaining the Regulatory Approvals relating to ALCATEL and except as has been disclosed in writing by ALCATEL to NEWBRIDGE in a form acceptable to NEWBRIDGE, neither ALCATEL nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would have a Material Adverse Effect on ALCATEL.

     (e) Financial Statements. The audited consolidated financial statements for ALCATEL as at and for each of the 12-month periods ended December 31, 1999 and 1998 have been prepared in accordance with French generally accepted accounting principles, the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of ALCATEL and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

     (f) Reports. ALCATEL has filed with the PSE and/or the COB and/or the NYSE and/or the SEC true and complete copies of all material forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1998, and such documents, at the time filed, complied in all material respects with the requirements of applicable securities Laws and did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (g) ALCATEL Shares. The ALCATEL Shares to be issued in connection with the Arrangement and the ALCATEL ADSs to be provided upon the exchange from time to time of the Exchangeable Shares and upon the exercise of the NEWBRIDGE Options or the NEWBRIDGE Warrants will, in all cases, be duly and validly issued by ALCATEL on their respective dates of issue as fully paid and non-assessable securities.

     (h) Litigation, Etc. Except as has been set forth in writing by ALCATEL to NEWBRIDGE in a form acceptable to NEWBRIDGE or Publicly Disclosed by ALCATEL, there is no claim, action, proceeding or investigation pending or, to the knowledge of ALCATEL, threatened against ALCATEL or any ALCATEL Material Subsidiary before any court or Governmental Entity that would reasonably be expected to have a Material Adverse Effect on ALCATEL or to prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither ALCATEL nor any ALCATEL Material Subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgement, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on ALCATEL or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     (i) Environmental. Except as has been Publicly Disclosed by ALCATEL and except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on ALCATEL or except as has been set forth in writing by ALCATEL to NEWBRIDGE in a form acceptable to
          NEWBRIDGE:

          (i) all operations of ALCATEL and its subsidiaries have been conducted, and are now, in compliance with all Environmental Laws; and

          (ii) to its knowledge, neither ALCATEL nor any ALCATEL Material Subsidiary is subject to:

                 (A) any Environmental Law which requires or may require any material work, repairs, construction, change in business practices or operations, or expenditures; or

                 (B) any written demand or written notice with respect to a breach of or liability under any Environmental Laws applicable to ALCATEL or any ALCATEL Material Subsidiary.

     (j) Compliance with Laws. Except as has been disclosed in writing by ALCATEL to NEWBRIDGE in a form acceptable to NEWBRIDGE or Publicly Disclosed by ALCATEL, ALCATEL and the ALCATEL Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgements and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on ALCATEL.

Section 3.3  Survival.

     For greater certainty, the representations and warranties of NEWBRIDGE and ALCATEL contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time. Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

                                   ARTICLE 4
                                   COVENANTS

Section 4.1  Retention of Goodwill.

     During the Pre-Effective Date Period, NEWBRIDGE will, subject to the fact that a transaction involving its businesses is contemplated hereby, continue to carry on the business of NEWBRIDGE and its subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Article 4. The following provisions of this Article 4 are intended to be in furtherance of this general commitment.

Section 4.2  Treatment of Options, Warrants, ESPP and KEEP.

     (a) The NEWBRIDGE Options and the NEWBRIDGE Warrants will be dealt with as provided in the Plan of Arrangement.

     (b) NEWBRIDGE shall, as soon as reasonably practicable after the date hereof, and in any event prior to April 30, 2000, terminate the NEWBRIDGE Employee Stock Purchase Plan and the NEWBRIDGE Key Employee Executive Plan.

Section 4.3  Covenants of NEWBRIDGE.

     (a) NEWBRIDGE covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Article 6, except (i) with the consent of ALCATEL to any deviation therefrom;
          (ii) as has been disclosed in writing by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL on the date hereof; or (iii) with respect to any matter expressly contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of NEWBRIDGE and ALCATEL contemplated hereby, NEWBRIDGE will, and will cause the NEWBRIDGE Material Subsidiaries to:

          (i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

          (ii) not split, consolidate or reclassify any of the outstanding shares of NEWBRIDGE nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of NEWBRIDGE;

          (iii) not amend the articles or by-laws of NEWBRIDGE or materially amend the articles or by-laws of any subsidiary;

          (iv) except for the grant of stock options in accordance with lists of employees to be provided to ALCATEL in accordance with applicable Laws and in the normal course of business consistent with past practice, not to exceed 1,500,000 NEWBRIDGE Common Shares per quarter and 3,000,000 NEWBRIDGE Common Shares in aggregate, not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or of any NEWBRIDGE Material Subsidiary thereof or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (a) transactions between two or more wholly-owned NEWBRIDGE subsidiaries or between a wholly-owned subsidiary of NEWBRIDGE and NEWBRIDGE, and (b) the issuance of NEWBRIDGE Common Shares pursuant to fully vested and duly exercised NEWBRIDGE Options granted prior to the date hereof;

          (v) not amend, vary or modify the NEWBRIDGE Employee Stock Purchase Plan, the NEWBRIDGE Stock Option Plan or the NEWBRIDGE Key Employee Executive Program or any NEWBRIDGE Options or other benefits granted thereunder;

          (vi) not reorganize, amalgamate or merge NEWBRIDGE or any of the NEWBRIDGE Material Subsidiaries with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets or shares of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition on a consolidated basis;

          (vii) except with respect to the sale of inventory of NEWBRIDGE or any subsidiary in the ordinary and regular course of business consistent with past practice, not sell, lease, encumber or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned NEWBRIDGE subsidiaries or between a wholly-owned subsidiary of NEWBRIDGE and NEWBRIDGE);

          (viii) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on NEWBRIDGE or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

          (ix)   not, and cause each of the NEWBRIDGE Material Subsidiaries not:

                 (A) other than pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to or any other form of compensation or with respect to any increase of benefits payable to, or make any loan to, any officers or directors of NEWBRIDGE or any NEWBRIDGE Material Subsidiary; or

                 (B) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors of NEWBRIDGE or any NEWBRIDGE Material Subsidiary, take any action with respect to the entering into or modification of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or grant any material bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or with respect to any material increase of benefits payable, or make any material loans to employees;

          (x) not, and will cause its subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

          (xi) not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice, other than as has been set forth in writing on the date hereof by NEWBRIDGE to ALCATEL in a form acceptable to ALCATEL;

          (xii) not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of

                 NEWBRIDGE and its subsidiaries or as has been disclosed in writing to ALCATEL by NEWBRIDGE in a form acceptable to ALCATEL, which are, individually or in the aggregate, material;
                 (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

          (xiii) use its reasonable commercial efforts (or cause each of its subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (xiv) incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and not, in any event, exceeding $75 million, individually or in the aggregate;

          (xv) not make any changes to existing accounting practices relating to NEWBRIDGE or any subsidiary, except as required by Canadian or U.S. Law or required by Canadian or U.S. generally accepted accounting principles, or make any material tax election inconsistent with past practice; and

          (xvi)  promptly advise ALCATEL orally and in writing:

                 (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of NEWBRIDGE contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

                 (B)  of any Material Adverse Change in respect of NEWBRIDGE;
                      and

                 (C) of any material breach by NEWBRIDGE of any covenant or agreement contained in this Agreement;

     (b) NEWBRIDGE shall and shall cause its subsidiaries to perform all obligations required or desirable to be performed by NEWBRIDGE or any of its subsidiaries under this Agreement, co-operate with ALCATEL in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, NEWBRIDGE shall and where appropriate shall cause its subsidiaries to:

          (i) use all reasonable efforts to obtain the requisite approvals of the NEWBRIDGE Shareholders to the Arrangement;

          (ii) apply for and use all reasonable efforts to obtain all Regulatory Approvals relating to NEWBRIDGE or any of its subsidiaries and, in doing so, to keep ALCATEL reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing ALCATEL with copies of all related applications and notifications, in draft form, in order for ALCATEL to provide its reasonable comments;

          (iii) apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

          (iv) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (v) use its reasonable efforts to have lifted or rescinded any injunction or restraining order relating to NEWBRIDGE or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (vi) effect all necessary registrations, filings and submissions of information required by Governmental Entities from NEWBRIDGE or any of its subsidiaries relating to the Arrangement; and

          (vii) use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by

                NEWBRIDGE or a subsidiary in connection with the Arrangement from other parties to any material loan agreements, leases or other material contracts;

     (c) NEWBRIDGE shall carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on NEWBRIDGE or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement; and

     (d) NEWBRIDGE shall use all reasonable efforts to cause the Exchangeable Shares to be listed and posted for trading on The Toronto Stock Exchange by the Effective Date.

Section 4.4  Covenants of ALCATEL.

          ALCATEL hereby covenants and agrees:

     (a) to perform all obligations required or desirable to be performed by it under this Agreement, to co-operate with NEWBRIDGE in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

          (i) use all reasonable efforts to obtain the requisite approvals of the ALCATEL Shareholders;

          (ii) apply for and use all reasonable efforts to obtain all Regulatory Approvals relating to ALCATEL, and, in doing so, to keep NEWBRIDGE informed, subject to applicable Laws, as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing NEWBRIDGE with copies of all related applications and notifications, in draft form, in order for NEWBRIDGE to provide its reasonable comments, and providing NEWBRIDGE with copies of all material correspondence relating to the Regulatory Approvals;

          (iii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (iv) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to ALCATEL which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (v) effect all necessary registrations, filings and submissions of information required by Governmental Entities from ALCATEL or their subsidiaries relating to the Arrangement; and

          (vi) reserve for issuance, as required, ALCATEL Shares in connection with the transactions contemplated by this Agreement (including upon the exercise of ALCATEL Options and ALCATEL Warrants) consistent with the provisions of the Support Agreement; and

     (b) to use all reasonable efforts to (i) cause the Exchangeable Shares to be listed and posted for trading on The Toronto Stock Exchange by the Effective Date and to maintain such listings for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by ALCATEL or any of its affiliates), and (ii) to ensure that NEWBRIDGE remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by ALCATEL or any of its affiliates);

     (c) to carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on ALCATEL or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

     (d) until the Effective Date or the earlier termination of this Agreement in accordance with Article 6, except (i) with the consent of NEWBRIDGE to any deviation therefrom, which shall not be unreasonably withheld;
          (ii) with respect to any matters which were disclosed by ALCATEL to NEWBRIDGE in writing; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of NEWBRIDGE and ALCATEL contemplated hereby, ALCATEL will:

          (i) not split, consolidate or reclassify any of the outstanding ALCATEL Shares, ALCATEL ADRs or ALCATEL ADSs, nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding ALCATEL

                Shares, other than the normal and customary dividends on ALCATEL Shares (except for a stock split contemplated to be put before the holders of ALCATEL Shares at the next ordinary general meeting for their approval);

          (ii) not reorganize, amalgamate or merge ALCATEL with any other Person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business or Person which acquisition or other transaction would reasonably be expected to prevent or materially delay the transactions contemplated hereby beyond the Outside Date; and

          (iii) promptly advise NEWBRIDGE orally and in writing:

                (A) of any event occurring subsequent to the date of this
                    Agreement that would render any representation or warranty of ALCATEL contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

                (B) of any Material Adverse Change in respect of ALCATEL; and

                (C) of any material breach by ALCATEL of any covenant or
                    agreement contained in this Agreement.

Section 4.5  Covenants Regarding Non-Solicitation.

(1) Subject to Section 4.6, NEWBRIDGE shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any investment banker, lawyer or accountant) or agent of NEWBRIDGE or any of its subsidiaries, (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) approve or recommend any Acquisition Proposal or (iv) accept or enter into any agreement, arrangement or understanding related to any Acquisition Proposal. Notwithstanding the preceding part of this Section 4.5(1) and any other provision of this Agreement, nothing shall prevent the Board of Directors of NEWBRIDGE from complying with NEWBRIDGE's disclosure obligations under applicable Laws with regard to an Acquisition Proposal or from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to Section 4.5(3) (but, subject to Section 4.6, not approve, recommend, accept or enter into any agreement, arrangement or understanding), regarding an unsolicited bona fide written Acquisition Proposal (a) in respect of which any required financing has been demonstrated to the satisfaction of the Board of Directors of NEWBRIDGE, acting in good faith, to be reasonably likely to be obtained, (b) that did not otherwise result from a breach of this Section 4.5, and (c) which the Board of Directors of NEWBRIDGE has determined in good faith, after consultation with financial advisors and with outside counsel, is a Superior Proposal. NEWBRIDGE shall, and shall cause the officers, directors, employees, representatives and agents of NEWBRIDGE and its subsidiaries to, cease immediately all current discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, and request the return or destruction of all confidential information provided in connection therewith.

(2) NEWBRIDGE shall forthwith notify ALCATEL, at first orally and then in writing, of any Acquisition Proposal and any inquiry that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to NEWBRIDGE or any NEWBRIDGE Material Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of NEWBRIDGE or any NEWBRIDGE Material Subsidiary by any Person that informs NEWBRIDGE or such NEWBRIDGE Material Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry, contact, discussions or negotiations as ALCATEL may reasonably request. NEWBRIDGE shall keep ALCATEL informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

(3) If NEWBRIDGE receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and NEWBRIDGE is permitted, subject to and as contemplated under the second sentence of Section 4.5(1), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of NEWBRIDGE may, subject to the execution by such Person of a confidentiality agreement containing employee non-solicitation and standstill provisions substantially similar to those contained in the confidentiality agreement then in effect between NEWBRIDGE and ALCATEL, provide such Person with access to information regarding NEWBRIDGE; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal (but not, except subject to Section 4.6(4), any material amendment thereto) and provided further that NEWBRIDGE sends a copy of any such confidentiality agreement to ALCATEL promptly upon its execution and ALCATEL is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

(4) NEWBRIDGE shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it or its subsidiaries are aware of the provisions of this Section 4.5, and it shall be responsible for any breach of this Section 4.5 by its and its subsidiaries' officers, directors, employees, representatives or agents.

Section 4.6  Notice by NEWBRIDGE of Superior Proposal Determination.

(1) Notwithstanding Sections 4.5(1), (2) and (3), but subject to ALCATEL's rights under Sections 6.3(3)(c) and 6.4, NEWBRIDGE may accept, approve or recommend or enter into any agreement, understanding or arrangement in respect of an unsolicited Superior Proposal if, and only if: (i) it has provided ALCATEL with a copy of the Superior Proposal document; and (ii) three Business Days shall have elapsed from the later of the date ALCATEL received written notice advising ALCATEL that NEWBRIDGE's Board of Directors has resolved, subject only to compliance with this Section 4.6, to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal and the date ALCATEL received a copy of such Superior Proposal. Any information provided by NEWBRIDGE to ALCATEL pursuant to this Section 4.6 or pursuant to Section
     4.5 shall constitute "Information" under Section 4.7(2).

(2) During such three Business Day period, NEWBRIDGE agrees that ALCATEL shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of NEWBRIDGE will review any offer by ALCATEL to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties (but without regard to any requirement for approval or further approval by ALCATEL's Shareholders), whether ALCATEL's offer upon acceptance by NEWBRIDGE would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of NEWBRIDGE so determines, it will enter into an amended agreement with ALCATEL reflecting ALCATEL's amended proposal. If the Board of Directors of NEWBRIDGE continues to believe, in good faith, after consultation with its financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal (without regard to any requirement for approval or further approval by ALCATEL's Shareholders) and therefore rejects ALCATEL's amended proposal, NEWBRIDGE may approve, recommend, accept or enter into an agreement, understanding or arrangement with respect to the Superior Proposal provided that such acceptance or agreement does not obligate NEWBRIDGE or any other Person to seek to interfere with the completion of the Arrangement or impose any "break-up", "hello" or other fees or options or rights to acquire assets or securities, or any other obligations that would survive the Effective Date, on NEWBRIDGE or any subsidiary unless and until this Agreement is terminated in accordance with its terms. In addition, in such circumstances, NEWBRIDGE may proceed with such approvals, consents, filings of or required by Governmental Entities and such other Persons as NEWBRIDGE shall consider appropriate in order to consummate such Superior Proposal, provided that such activity does not interfere with the completion of the Arrangement.

(3) Nothing contained in this Section 4.6 shall limit in any way the obligation of NEWBRIDGE to convene and hold the NEWBRIDGE Meeting in accordance with
     Section 2.1 of this Agreement.

(4) NEWBRIDGE acknowledges and agrees that each successive material amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of Section 4.6(1) to initiate an additional three Business Day notice period.

Section 4.7  Access to Information.

(1) Subject to Section 4.7(2) and applicable Laws, upon reasonable notice, NEWBRIDGE shall (and shall cause each of its subsidiaries to) afford ALCATEL's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' properties, books, contracts and records as well as to its management personnel, and, during such period, NEWBRIDGE shall (and shall cause each of its subsidiaries to) furnish promptly to ALCATEL all information concerning NEWBRIDGE's and its subsidiaries' businesses, properties and personnel as ALCATEL may reasonably request. Subject to Section 4.7(2) and applicable Laws, upon reasonable notice, ALCATEL shall afford NEWBRIDGE's Representatives the opportunity, upon reasonable notice and during normal business hours from the date hereof and until the earlier of the Effective Date or termination of this Agreement, to speak to appropriate management personnel as NEWBRIDGE may reasonably request, without materially interfering with their other responsibilities, provided that all such conversations shall impose upon NEWBRIDGE confidentiality obligations equivalent to those applicable to ALCATEL under the Confidentiality Agreement, mutatis mutandis.
                ----------------

(2) Each of ALCATEL and NEWBRIDGE acknowledges that certain information provided to it under Section 4.7(1) above will be non-public and/or proprietary in nature (the "Information") and will be subject to the terms of the Confidentiality Agreement and Section 4.7(1). For greater certainty, the provisions of the Confidentiality Agreement shall survive the termination of this Agreement, provided that the Confidentiality Agreement and Section 4.7(1) shall terminate at the Effective Time notwithstanding anything to the contrary contained therein.

Section 4.8  Closing Matters.

     Each of ALCATEL and NEWBRIDGE shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other party hereto, acting reasonably.

Section 4.9  Indemnification.

(1) ALCATEL agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of NEWBRIDGE or any subsidiary as provided in the articles or by-laws thereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Time.

(2) There shall be maintained in effect, for not less than six years from the Effective Time, to the extent obtainable on reasonable commercial terms, coverage substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by NEWBRIDGE or any of its subsidiaries, as the case may be, which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Time. Alternatively, at ALCATEL's option, it may cause NEWBRIDGE to purchase "run-off" directors' and officers' liability insurance to cover prior events during such six year period or the balance thereof.

Section 4.10  Pooling of Interests Accounting.

(1) ALCATEL shall each use its reasonable best efforts to cause the business combination contemplated by the Arrangement to be effected in such a manner as to ensure that such business combination will be accounted for as of the Effective Date as a pooling of interests under French generally accepted accounting principles, and will use its reasonable best efforts to refrain from taking any actions which will prevent such accounting treatment.

(2) ALCATEL represents and warrants to NEWBRIDGE that the COB has approved in principle such accounting treatment for the transactions contemplated hereby, and ALCATEL has caused to be delivered a letter in favour of NEWBRIDGE from its independent accountants confirming their view that the transactions contemplated herein may be so accounted.

Section 4.11  Safe Income.

     NEWBRIDGE shall arrange for a "safe income tuck-in" transaction (the "Tuck-in") or, if a Tuck-in does not achieve the objective of crystallizing the "safe income" or results in other material adverse tax consequences to the shareholder, another form of safe income crystallisation transaction, with any shareholder having a significant "safe income" with respect to its shares of NEWBRIDGE and requesting such a transaction, provided that:

     (a) only one form of transaction will be required and at least one shareholder must request such a transaction within ten (10) days of the date hereof;

     (b) such transaction is to be completed in accordance with applicable Laws prior to the Effective Date;

     (c) such transaction (other than a Tuck-in) must be accomplished in a manner that does not entail any material cost, expense, obligation or liability (and for this purpose $2,500,000 in the aggregate shall be deemed not to be material), or any delay in completing the Arrangement, to NEWBRIDGE or their respective subsidiaries or shareholders (including to NEWBRIDGE's non-participating shareholders); and

     (d) such transaction and its terms and conditions must be satisfactory to ALCATEL, acting reasonably (limited to, in the case of a Tuck-in, its effect on NEWBRIDGE or its shareholders).

In the event that such transaction or its terms and conditions are not satisfactory to ALCATEL, acting reasonably, or the Ontario Securities Commission refuses to grant any relief required in connection with any such transaction, ALCATEL will use its reasonable best efforts, for a period not to exceed 15 Business Days to assist NEWBRIDGE in structuring such a transaction in a manner satisfactory to ALCATEL, acting reasonably. The parties acknowledge that ALCATEL will require, without limitation, that the Arrangement and related matters (after taking into account any transaction described herein) be poolable under French GAAP and not objectionable to the COB or the PSE, and that a Tuck-in does not adversely affect these pooling and COB/PSE issues. In the event that no such transaction is satisfactory to ALCATEL, acting reasonably, where it used its reasonable best efforts as aforesaid, this shall not affect the completion of the Arrangement.

                                   ARTICLE 5
                                  CONDITIONS

Section 5.1  Mutual Conditions Precedent.

     The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of ALCATEL and
NEWBRIDGE:

     (a) the Arrangement shall have been approved at the NEWBRIDGE Meeting by not less than two-thirds of the votes cast by the NEWBRIDGE Shareholders who are represented at the NEWBRIDGE Meeting;

     (b) the Arrangement shall have been approved at the NEWBRIDGE Meeting in accordance with any conditions in addition to those set out in
          Section 5.1(a) which may be imposed by the Interim Order;

     (c) the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of NEWBRIDGE and ALCATEL, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

     (d) the ALCATEL Shareholders shall have approved the ALCATEL Resolution at the ALCATEL Meeting by the requisite levels required by applicable Laws;

     (e) there shall not be in force any final and non-appealable injunction, order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Regulatory Approvals which have been obtained;

     (f)  this Agreement shall not have been terminated pursuant to Article 6;

     (g) the Exchangeable Shares shall have been conditionally approved for listing on The Toronto Stock Exchange, the ALCATEL ADRs and the ALCATEL ADSs to be provided upon the exchange of Exchangeable Shares shall have been approved for listing on the NYSE, and the ALCATEL Shares to be issued in connection with the Arrangement shall have been approved for listing on the PSE, subject to the filing of required documentation, notice of issuance and/or other usual requirements;

     (h) other than the Regulatory Approvals, all consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offense, or would have a Material Adverse Effect on ALCATEL or NEWBRIDGE, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on ALCATEL and/or NEWBRIDGE; there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity: (i) seeking to prohibit or restrict the acquisition by ALCATEL or any of its subsidiaries of any NEWBRIDGE Common Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from NEWBRIDGE or ALCATEL any damages directly or indirectly in connection with the Arrangement,
          (ii) seeking to prohibit or materially limit the ownership or operation by ALCATEL or any of its subsidiaries of any material portion of the business or assets of NEWBRIDGE or any of its subsidiaries or to compel ALCATEL or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of NEWBRIDGE or any of its subsidiaries, (iii) seeking to impose limitations on the ability of ALCATEL or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any NEWBRIDGE Common Shares, including the right to vote the NEWBRIDGE Common Shares purchased by them on all matters properly presented to the shareholders of NEWBRIDGE, (iv) seeking to prohibit ALCATEL or any of its subsidiaries from effectively controlling in any material respect the business or operations of NEWBRIDGE or any of its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on NEWBRIDGE or ALCATEL; and

     (i) the Regulatory Approvals shall have been obtained or satisfied on terms and conditions satisfactory to ALCATEL and NEWBRIDGE (but only insofar as it would directly affect NEWBRIDGE shareholders), acting reasonably, and in connection therewith ALCATEL shall have regard to the magnitude of the transaction.

Section 5.2  Additional Conditions Precedent to the Obligations of ALCATEL.

(1) The obligations of ALCATEL to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for ALCATEL's exclusive benefit and may be waived by ALCATEL):

     (a) all covenants of NEWBRIDGE under this Agreement to be performed on or before the Effective Date shall have been duly performed by NEWBRIDGE in all material respects;

     (b) the representations and warranties of NEWBRIDGE shall have been true and correct on the date hereof;

     (c) the representations and warranties of NEWBRIDGE shall be true and correct in all material respects (except where already qualified as to materiality or the absence of a Material Adverse Effect) as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and ALCATEL shall have received a certificate of NEWBRIDGE addressed to ALCATEL and dated the Effective Date, signed on behalf of NEWBRIDGE by two senior executive officers of NEWBRIDGE (on NEWBRIDGE's behalf and without personal liability), confirming the same as at the Effective Date;

     (d) at the request of ALCATEL, NEWBRIDGE shall have executed a waiver(s) or other agreement(s) by or with Kanata Research Park Corporation relating to the extension for up to two (2) five year terms of any leases to which it is a party with NEWBRIDGE on the same terms and at agreed or arbitrated fair market value rents, subject only to applicable Laws;

     (e) the Board of Directors of NEWBRIDGE shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by NEWBRIDGE and the subsidiaries to permit the consummation of the Arrangement;

     (f) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to NEWBRIDGE;

     (g) the transactions contemplated by the Arrangement shall be able to be accounted for as a pooling of interests under French generally accepted accounting principles; and

     (h) the holders of NEWBRIDGE Common Shares representing in excess of 5% of the outstanding NEWBRIDGE Common Shares shall not have exercised dissent or similar rights in connection with the Arrangement.

(2) ALCATEL may not rely on the failure to satisfy any of the above conditions precedent if the condition precedent would have been satisfied but for a material default by ALCATEL in complying with their obligations hereunder.

Section 5.3  Additional Conditions Precedent to the Obligations of NEWBRIDGE.

(1) The obligations of NEWBRIDGE to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of NEWBRIDGE and may be waived by NEWBRIDGE):

     (a) all covenants of ALCATEL under this Agreement to be performed on or before the Effective Date shall have been duly performed by ALCATEL in all material respects;

     (b) all representations and warranties of ALCATEL under this Agreement shall have been true and correct on the date hereof;

     (c) the representations and warranties of ALCATEL shall be true and correct in all material respects (except where already qualified as to materiality or the absence of a Material Adverse Effect) as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and NEWBRIDGE shall have received a certificate of ALCATEL addressed to NEWBRIDGE and dated the Effective Date, signed on behalf of ALCATEL by two senior executive officers of ALCATEL (on ALCATEL's behalf and without personal liability), confirming the same as at the Effective Date;

     (d) the Board of Directors of ALCATEL shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by ALCATEL to permit the consummation of the Arrangement and the provision of ALCATEL ADSs upon the exchange from time to time of the Exchangeable Shares;

     (e) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to ALCATEL; and

     (f)  the orders referred to in Section 2.7(1) shall have been obtained.

(2) NEWBRIDGE may not rely on the failure to satisfy any of the above conditions precedent if the condition precedent would have been satisfied but for a material default by NEWBRIDGE in complying with its obligations hereunder.

Section 5.4  Notice and Cure Provisions.

(1) ALCATEL and NEWBRIDGE will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

     (a) cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate on the date hereof or on the Effective Date; or

     (b) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

(2) Neither ALCATEL nor NEWBRIDGE may seek to rely upon any conditions precedent contained in Sections 5.1, 5.2 or 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Arrangement for acceptance by the Director, ALCATEL or NEWBRIDGE, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which ALCATEL or NEWBRIDGE, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that NEWBRIDGE or ALCATEL, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible to being cured (for greater certainty, except by way of disclosure in the case of representations and warranties), the other may not terminate this Agreement as a result thereof until the later of the 30 days prior to the Outside Date and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the NEWBRIDGE Meeting, such meeting shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without a Material Adverse Effect on the curing party, this Agreement may not be terminated as a result of the cured breach.

Section 5.5  Satisfaction of Conditions.

          The conditions precedent set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of ALCATEL and NEWBRIDGE, a certificate of arrangement in respect of the Arrangement is issued by the Director.

                                   ARTICLE 6
                           AMENDMENT AND TERMINATION

Section 6.1  Amendment.

          This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the NEWBRIDGE Meeting or the ALCATEL Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, subject to applicable Laws and the Interim Order, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties;

     (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and/or

     (d) waive compliance with or modify any conditions precedent herein contained.

Section 6.2  Mutual Understanding Regarding Amendments.

     The parties agree that if ALCATEL or NEWBRIDGE, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its security holders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with ALCATEL or

NEWBRIDGE, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders. Without limiting the generality of the foregoing, ALCATEL shall, acting reasonably, consider in good faith any proposal from NEWBRIDGE made within 7 Business Days hereof regarding the attributes of the Exchangeable Shares and ancillary rights (including the outside date of their redemption and whether the holders thereof can indirectly possess any voting rights at the ALCATEL level or other features of the Arrangement), but the decision to modify any of such attributes shall be in the sole discretion of ALCATEL.

Section 6.3  Termination.

(1) If any condition contained in Sections 5.1 or 5.2 is not satisfied at or before the Effective Date to the satisfaction of ALCATEL, then ALCATEL may, subject to Section 5.4 and to Section 5.2(2) in the case of Section 5.2, by notice to NEWBRIDGE terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided, including under Section 6.4), but without detracting from the rights of ALCATEL arising from any breach by NEWBRIDGE but for which the condition would have been satisfied.

(2) If any condition contained in Sections 5.1 or 5.3 is not satisfied at or before the Effective Date to the satisfaction of NEWBRIDGE, then NEWBRIDGE may, subject to Section 5.4 and to Section 5.3(2) in the case of Section 5.3, by notice to ALCATEL terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided, including under Section 6.4), but without detracting from the rights of NEWBRIDGE arising from any breach by ALCATEL but for which the condition would have been satisfied.

(3)  This Agreement may:

     (a) be terminated by the mutual agreement of NEWBRIDGE and ALCATEL (for greater certainty, without further action on the part of the NEWBRIDGE Shareholders or the ALCATEL Shareholders if terminated after the holding of the NEWBRIDGE Meeting or the ALCATEL Meeting, as applicable);

     (b) be terminated by either NEWBRIDGE or ALCATEL if there shall be passed any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

     (c) be terminated by ALCATEL if (A) the Board of Directors of NEWBRIDGE shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to ALCATEL its approval or recommendation of this Agreement or the Arrangement (unless ALCATEL has suffered a Material Adverse Change or

          ALCATEL shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Sections 5.3(2) and 5.4, NEWBRIDGE would be entitled to rely on the failure of a condition set forth in Sections 5.3(1)(a),
          (b) or (e) as a reason not to complete the Arrangement), or (B) the Board of Directors of NEWBRIDGE shall have approved or recommended any Acquisition Proposal;

     in each case, prior to the Effective Date.

(4) If the Effective Date does not occur on or prior to the Outside Date, then, unless otherwise agreed in writing by the parties, this Agreement shall terminate, provided that in the event that the conditions set forth in Sections 5.1(g), (h) or (i) above shall not have been satisfied by that date, either party may unilaterally extend the Outside Date until December 31, 2000 upon written notice to the other party prior to September 30, 2000, in which case the Outside Date shall be deemed for all purposes to be December 31, 2000.

(5) If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.3, no party shall have any further liability to perform its obligations hereunder except as provided in Section 6.4 and as otherwise contemplated hereby, and provided that neither the termination of this Agreement nor anything contained in this Section 6.3(5) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

Section 6.4  Break and Other Fees; Option.

(1)  If:

     (a)  ALCATEL shall terminate this Agreement pursuant to Section 6.3(3)(c);
          or

     (b)  either NEWBRIDGE or ALCATEL shall terminate this Agreement pursuant to
          Section 6.3(1) or (2) as a result of the failure to satisfy the conditions specified in either Section 5.1(a) or Section 5.1(b) in circumstances where the requisite NEWBRIDGE Shareholder approval has not been obtained at the WENGRINDER Meeting, and an Acquisition Proposal has been made by any person other than ALCATEL prior to the NEWBRIDGE Meeting;

     then in any such case NEWBRIDGE shall pay to ALCATEL $375 million in immediately available funds to an account designated by ALCATEL. Such payment shall be due (A) in the case of a termination specified in clause
     (a), within one Business Day after written notice of termination by ALCATEL or (B) in the case of a termination specified in clause (b), within one Business Day after written notice of termination by either ALCATEL or prior to written notice of termination by NEWBRIDGE, respectively. NEWBRIDGE shall not be obligated to make more than one payment pursuant to this
     Section 6.4(1).

(2) If the holders of the NEWBRIDGE Common Shares shall fail to approve the Arrangement (unless ALCATEL shall have suffered a Material Adverse Change or ALCATEL shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Sections 5.3(2) and 5.4, NEWBRIDGE would be entitled to rely on the failure of a condition set forth in Sections 5.3(1)(a), (b) or (e) as a reason not to complete the Arrangement) at the NEWBRIDGE Meeting, then, except in the circumstances contemplated in Section 6.4(1) above, on the first Business Day following the termination of this Agreement as a result thereof, NEWBRIDGE shall pay to ALCATEL $10,000,000 as payment in full of ALCATEL's out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement in immediately available funds to an account designated by ALCATEL.

(3) If the ALCATEL Shareholders shall fail to approve the ALCATEL Resolution put forward for approval (unless NEWBRIDGE shall have suffered a Material Adverse Change or NEWBRIDGE shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.4, ALCATEL would be entitled to rely on the failure of a condition set forth in Sections 5.2(1)(a), (b) or (f) as a reason not to complete the Arrangement) at the ALCATEL Meeting, then, except in the circumstances contemplated in Section 6.4(1) above, on the first Business Day following the termination of this Agreement as a result thereof, ALCATEL shall pay to NEWBRIDGE $10,000,000 as payment in full of NEWBRIDGE's out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement in immediately available funds to an account designated by NEWBRIDGE.

(4) On the date hereof, NEWBRIDGE granted to ALCATEL the option to purchase NEWBRIDGE Common Shares upon the terms and subject to the conditions contained in the Option Agreement, a copy of which is attached as Schedule F.

Section 6.5  Remedies.

     The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.


                                   ARTICLE 7
                                    GENERAL

Section 7.1  Notices.

          All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

     (a)  If to ALCATEL, at:

               c/o ALCATEL
               54 Rue de La Boetie
               75008 Paris France

               Attention:      General Counsel

               Telecopier No.: 011-331-4076-1435

          with a copy to:

               Stikeman, Elliott
               Box 85, Commerce Court West
               199 Bay Street, 53rd Floor
               Toronto, Ontario, Canada M5L 1B9

               Attention:      Mr. Simon Romano
               Telecopier No.: (416) 947-0866

     (b)  If to NEWBRIDGE at:

               600 March Road
               Kanata, Ontario, Canada K2K 2E6

               Attention:      General Counsel
               Telecopier No.: 613-599-3673

          with a copy to:

               Osler Hoskin & Harcourt
               1500 - 50 O'Connor Street
               Ottawa, Ontario, Canada
               K1P 6L2

               Attention:      Ms. Elizabeth Walker
               Telecopier No.: (613) 235-2867

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

Section 7.2  Assignment.

     No party hereto may assign its rights or obligations under this Agreement or the Arrangement, except that ALCATEL may assign all or part of its rights or obligations, without reducing its own obligations hereunder, to a wholly-owned subsidiary.

Section 7.3  Binding Effect.

     This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and no third party shall have any rights hereunder.

Section 7.4  Waiver and Modification.

     NEWBRIDGE and ALCATEL may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

Section 7.5  Further Assurances.

     Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Section 7.6  Expenses.

(1) Subject to Section 6.4, the parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

(2) NEWBRIDGE represents and warrants to ALCATEL that, except for any amounts owing to those financial advisers referred to in Section 3.1(c)(iii) by NEWBRIDGE pursuant to and in accordance with the terms of written and executed agreements existing as at the date hereof and disclosed to ALCATEL on or prior to the date hereof, no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from NEWBRIDGE or any subsidiary of NEWBRIDGE in connection with the transactions contemplated hereby or by the Arrangement.

Section 7.7  Consultation.

     ALCATEL and NEWBRIDGE agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly the news release in the agreed form with respect to this Arrangement as soon as practicable following the execution of this Agreement. ALCATEL and NEWBRIDGE also agree to consult with each other in preparing and making any filings and communications in connection with any Regulatory Approvals or other regulatory approvals and in seeking any third party consents under leases, joint ventures or other agreements.

Section 7.8  Governing Laws.

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as a Ontario contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

Section 7.9   Time of Essence.

     Time shall be of the essence in this Agreement.

Section 7.10  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Merger Agreement as of the date first written above.

                                            ALCATEL


                                            By: /s/ Serge Tchuruk
                                               ---------------------------------
                                                Authorized Signing Officer



                                            NEWBRIDGE NETWORKS CORPORATION


                                            By: /s/ Pearse Flynn
                                               ---------------------------------

                                            By: /s/ Kenneth B. Wigglesworth
                                               ---------------------------------
                                                Authorized Signing Officer

                                   SCHEDULE A

                             ARRANGEMENT RESOLUTION

                SPECIAL RESOLUTION OF THE NEWBRIDGE SHAREHOLDERS


 .    BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving NEWBRIDGE Corporation ("NEWBRIDGE"), as more particularly described and set forth in the Management Information Circular (the "Circular") of NEWBRIDGE accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "Plan of Arrangement") involving NEWBRIDGE, the full text of which is set out as Schedule B to the Merger Agreement (the "Merger Agreement") made between ALCATEL and NEWBRIDGE (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of NEWBRIDGE or that the Arrangement has been approved by the Superior Court of Justice (Ontario), the directors of NEWBRIDGE are hereby authorized and empowered (i) to amend the Merger Agreement or the Plan of Arrangement to the extent permitted by the Merger Agreement, and (ii) subject to the terms of the Merger Agreement, not to proceed with the Arrangement without further approval of the shareholders of NEWBRIDGE.

4. Any officer or director of NEWBRIDGE is hereby authorized and directed for and on behalf of NEWBRIDGE to execute, under the seal of NEWBRIDGE or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Merger Agreement for filing.

5. Any officer or director of NEWBRIDGE is hereby authorized and directed for and on behalf of NEWBRIDGE to execute or cause to be executed, under the seal of NEWBRIDGE or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby.

                                  SCHEDULE C
                             REGULATORY APPROVALS

Canada

 .    expiration or earlier termination of the waiting period under Part IX of the Competition Act (Canada) and receipt of an advance ruling certificate ("ARC") pursuant to the Competition Act (Canada) or, in the alternative to an ARC, a no action letter from the Commissioner of Competition

 .    determination by the Minister responsible for Investment Canada under the
     Investment Canada Act that the Arrangement is of "net benefit to Canada" for purposes of such Act on terms and conditions satisfactory to ALCATEL, acting reasonably

 .    exemption orders from the provincial securities regulators from the registration and prospectus requirements with respect to the Exchangeable Share structure

 .    conditional approval for the listing of the Exchangeable Shares on The
     Toronto Stock Exchange

United States

 .    expiration or earlier termination of the waiting period under the Hart-
     Scott-Rodino Antitrust Improvements Act of 1976

 .    approval of the NYSE to the listing of the ALCATEL ADRs and ALCATEL ADSs to be issued under the Arrangement, subject to notice of issuance

 .    effectiveness of the registration statement on Form F-3 regarding the
     ALCATEL ADRs and ALCATEL ADSs and on Form S-8 regarding the Revised Options

 .    compliance with the applicable requirements of U.S. state blue sky laws

 .    any other compliance with any applicable requirements of the U.S.
     Securities Act of 1933 and the U.S. Securities Exchange Act of 1934, each as amended

France/EU

 .    approval of the COB to the publication of the ALCATEL Circular and of the
     COB and PSE to the listing of the additional ALCATEL Shares and related matters

 .    the filing of a registration statement issued in connection with the transactions related to the Arrangement with the COB and the approval
     (visa) of such registration statement by the COB

 .    compliance with laws regulating competition, antitrust, investment or exchange controls (as appropriate) on terms and conditions satisfactory to ALCATEL, acting reasonably, or ALCATEL obtaining confirmation on terms satisfactory to it that the transactions referred to in this Agreement or any matter relating thereto will not be referred to such authorities

                            .     ----------------